                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TAITRON COMPONENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         TAITRON COMPONENTS INCORPORATED
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 19, 2000
                          ----------------------------


TO THE SHAREHOLDERS OF
TAITRON COMPONENTS INCORPORATED

     You are cordially invited to attend the Annual Meeting of Shareholders of Taitron Components Incorporated (the "Company"), which will be held at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355, on Friday, May 19, 2000, at 2:00 p.m. Pacific time, to consider and act upon the following matters:

     1. To elect five directors to hold office for one year until their respective successors have been elected. The persons nominated by our board of directors, Tzu Sheng (Johnson) Ku, Stewart Wang, Richard Chiang, Craig Miller and Felix Sung are described in the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

     The Board of Directors has fixed April 21, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                                             By Order of the Board of Directors



                                             Stewart Wang
                                             CEO and President


25202 Anza Dr.
Santa Clarita, California, 91355
(661) 257-6060
April 22, 2000

                         TAITRON COMPONENTS INCORPORATED
                                -----------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 2000
                                -----------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Taitron Components Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Hyatt Valencia, 24500 Town Center Drive, Valencia, California 91355, on Friday, May 19, 2000, at 2:00 p.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this connection.

     The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1999, accompanies but does not constitute part of this Proxy Statement.

     The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person. If any other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgement of the persons acting under said proxies.

     The Company's principal executive offices is located at 25202 Anza Drive, Santa Clarita, CA 91355. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about April 22, 2000.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     The close of business on April 21, 2000 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) of the Annual Meeting. As of the record date, the Company had outstanding 5,073,610 shares of Class A Common Stock, par value $.001 per share, (the "Class A Common Stock"), and 762,612 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock"). The Class A Common Stock and the Class B Common Stock are the only outstanding voting securities of the Company. As of the record date, the Company had approximately 100 Shareholders of record. The Company is informed and believes that there are approximately 1,485 beneficial holders of its Class A Common Stock.

     A holder of Class A Common Stock is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting. A holder of Class B Common Stock is entitled to cast ten votes for each share held on the record date on all matters to be considered at the Annual Meeting. The five nominees for election as Directors who receive the highest number of votes will be elected. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voted at the meeting or by proxy. If the Company has fewer than 800 beneficial owners on April 21, 2000, and a shareholder requests cumulative voting before commencement of the election (and if the candidates' names have been placed in nomination prior to that time), then any shareholder may distribute among as many candidates as desired a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The Company believes it will have more than 800 beneficial shareholders as of the record date, however, if cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares in their discretion among all or any of the candidates named herein. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     In accordance with the Articles of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the Shareholders of the Company, directors are elected for a one-year term. The Board of Directors is currently set at five members, and there currently exist no vacancies. At the 2000 Annual Meeting, each director will be elected for a term expiring at the 2001 annual meeting. The Board of Directors proposes the election of the nominees named below.

     Unless marked otherwise, Proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the Proxies may be voted for a substitute nominee, designated by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                      Tzu Sheng (Johnson) Ku
                      Stewart Wang
                      Richard Chiang
                      Craig Miller
                      Felix Sung

     If elected, the nominees are expected to serve until the 2001 Annual Meeting of Shareholders.

INFORMATION WITH RESPECT TO EACH NOMINEE AND EXECUTIVE OFFICERS.

     The following table sets forth certain information with respect to each nominee and executive officer of the Company as of March 31, 2000.

     NAME                             AGE                    POSITION
     ----                             ---                    --------
     Tzu Sheng (Johnson) Ku            51       Chairman of the Board and Director Nominee

     Stewart Wang                      50       President,  Chief Executive Officer, Director and
                                                Director Nominee

     Richard Chiang                    43       Director and Director Nominee

     Winston Gu                        49       Director

     Craig Miller                      46       Director Nominee

     Felix M. Sung                     50       Director and Director Nominee

     OTHER OFFICERS:

     Michael Adams                     45       Vice President of Sales

     Steven H. Dong                    33       Chief Financial Officer and  Secretary

     Bob Graziano                      63       Senior Vice President of Eastern Regional Sales

     Bill Lloyd                        45       Senior Vice President of Sales and Marketing

     Sally Manley                      59       Vice President of  Procurement

     Alex Miao                         50       Vice President  of Engineering and Quality
                                                Assurance

     Eli Yu                            48       Chief Information Officer

--------------------------------------------------------------------------------

     All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

     TZU SHENG ("JOHNSON") KU, a co-founder of the Company, has been the Chairman of the Company since it was founded in 1989. Mr. Ku is the Chairman of Weekendz Off, Inc., which sells high quality casual sportswear to stores such as Nordstrom, Bloomingdales, Saks Fifth Avenue and its own label "Weekendz Off". Additionally, Mr. Ku is Chairman of Etron Corporation which is a world wide distributor of consumer electronic products.

     STEWART WANG, a co-founder of the Company, has served as the Chief Executive Officer and President and a Director of the Company since its organization in 1989. Prior to founding the Company, Mr. Wang attended Pepperdine University, where he received his Masters of Business Administration degree in 1989. From 1985 to 1986, Mr. Wang was employed by Diodes Incorporated, a manufacturer and reseller of discrete rectifiers located in Southern California, as Purchasing and MIS Manager and later as Chief Operating Officer and President from 1986 to 1987. Prior thereto, from 1983 to 1985, Mr. Wang was Sales Manager for Rectron Limited, a rectifier manufacturer in Taiwan.

     RICHARD CHIANG has been a Director of the Company since it was founded in 1989. Mr. Chiang is the Chairman and former President of Princeton Technology Corporation, a fabless integrated circuit design company in Taipei, Taiwan where he has been employed since 1986. Mr. Chiang also serves as a Director of Alliance Venture Capital Corporation, also located in Taipei, Taiwan, which is a venture capital firm. In addition, Mr. Chiang serves as a Director of eGlobe, Inc., which is an internet telecom and international networking service provider. Also, Mr Chiang serves as Chairman of Proware Technology Corporation, which is a RAID subsystem business company. Mr. Chiang also serves as a Director of Advanced Communications Devices Corporation which is a networking switch controller chip business.

     WINSTON GU has been a director of the Company since it was founded in 1989. Mr. Gu has elected not to be re-nominated as director and his term will expire May 18, 2000. Mr. Gu has been the President of Frontier Electronics Corporation, located in Simi Valley, California, which imports and markets electronic components in the United States, since he founded it in August 1984. In addition, Mr. Gu is currently Chief Executive Officer of Autec Power Systems, Incorporated, based in Simi Valley, California, a manufacturer of switching mode power supplies, which he founded in June 1989.

     CRAIG MILLER is a director nominee of the Company. Since 1998, Mr. Miller has been a director of Mosaic Capital, LLC, an investment banking firm located in Sherman Oaks, California. Prior thereto, Mr. Miller served as Regional Vice President with Comerica Bank since 1994. From 1987 to 1994, Mr. Miller served as Executive Vice President and Chief Financial Officer of Told Corporation, an industrial real estate development firm. He started his career with Union Bank in 1976 as a management trainee and left in 1987 as Senior Vice President.

     FELIX M. SUNG became a director of the Company in February 1995. Mr. Sung is the Managing Director and former Vice President of Tai North Company, a company engaged in exporting electronics, plastic parts and finished products to the United States and various European countries.

     MICHAEL ADAMS, a co-founder of the Company, has been Vice President of Western Regional Sales since 1993 and is currently Vice President of Sales. From 1990 to 1993, Mr. Adams served as an Executive Sales Manager for the Company. Prior thereto, Mr. Adams was employed by Diodes Incorporated, as a Regional Sales Manager.

     STEVEN H. DONG joined the Company in March 1999 as its Chief Financial Officer. Prior thereto, from 1995 to 1999, Mr. Dong practiced as an independent financial consultant assisting publicly-held companies with high level accounting projects and serving as interim Chief Financial Officer. From 1988 to 1995, Mr. Dong was an assurance manager with the international accounting firm of Coopers & Lybrand, LLP. Mr. Dong is a Certified Public Accountant and a member in good standing with the American Institute of Certified Public Accountants and California State Board of Accountancy.

     BOB GRAZIANO, joined the Company in April 1999 as its Senior Vice President of Eastern Regional Sales. From 1975 to 1999, Mr. Graziano served as International Distribution Manager for General Semiconductor Corporation. From 1972 to 1975, Mr. Graziano served as General Manager of Newark Electronics, a distributor of a broad line of electronic components. From 1966 to 1972, Mr. Graziano served as Testing Service Manager for Texas Instruments, Inc. Mr. Graziano has worked in the electronics industry for nearly 40 years.

     BILL LLOYD is a co-founder and Senior Vice President of Sales and Marketing of the Company. Mr. Lloyd served the Company as Vice President of Sales from 1992 through 1994 and Vice President of Eastern Regional Sales from 1990 through 1991. Prior thereto, Mr. Lloyd was the Director of Marketing for Diodes Incorporated from 1986 to 1989. Mr. Lloyd had also previously served as a Director and Secretary of the Company from 1989 to 1995.

     SALLY MANLEY, a co-founder of the Company, has been Vice President Central Regional Sales since 1994 and is currently Vice President of Procurement. From 1990 to 1994, Ms. Manley served as an Executive Sales Manager of the Company. Prior thereto, Ms. Manley was employed by Diodes Incorporated as a Regional Sales Manager.

     ALEX MIAO, has been Vice President of Engineering and Quality Assurance since 1997. Prior to 1997, Mr. Miao served as quality assurance manager in the computer products division at Analog Devices, Inc. Prior thereto, Mr. Miao served in management positions for quality systems and product/test engineering with Microchip Technologies, Inc., National Semiconductor Corporation, Micro Power Systems, the Chung-San Science and Technology institute and RCA Taiwan, Ltd.

     ELI YU, a co-founder of the Company, has been the Chief Information Officer since 1996. Mr. Yu served the Company as the MIS Manager from 1993 to 1996 and as the Material Control and EDP Manager from 1990 to 1993. Prior thereto, Mr. Yu was the EDP manager for Diodes Incorporated.

BOARD MEETINGS AND COMMITTEES

     During 1999, the Board of Directors met three times. Each director attended one hundred percent of the Board of Directors meetings and the meetings of Board committees on which he served.

     The Board of Directors has established an Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's independent auditors, the fees and all non-audit services of the independent auditors and the independent auditor's opinion and management comment letter (if any) and management's response thereto. The Audit Committee met once during the year. Members of the Audit Committee are Mr. Gu, Mr. Chiang and Mr Sung, who are all independent from the Company.

     The Board of Directors has established a Compensation Committee. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees, including administration of the Company's Stock Incentive Plan. The Compensation Committee met once during the year. Members of the Compensation Committee are Mr. Gu, Mr. Chiang and Mr. Sung.

     The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT.

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Section 16(a) forms were required and filed by such persons. The Company believes that, during the year ended December 31, 1999, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                   MANAGEMENT

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to the Company's Chief Executive Officer (the "Named Executive Officer".) None of the Company's other executive officers total annual salary plus bonus for the year ended December 31, 1999 exceeded $100,000:

                                           ANNUAL COMPENSATION                LONG TERM
                                              ------------               COMPENSATION STOCK        ALL OTHER
  NAME AND PRINCIPAL POSITION         YEAR      SALARY       BONUS        OPTION AWARDS (1)     COMPENSATION (2)
  ----------------------------        ----      ------       -----        -----------------     ----------------
  Stewart Wang, CEO                   1999     $183,791     $     -            58,000                $8,820
                                      1998     $188,941     $     -               -                  $6,044
                                      1997     $193,211     $     -            40,000                $5,774

--------------------------------------------------------------------------------
(1) All numbers reflect number of shares of Class A Common Stock subject to options granted during the year.
(2)  The amount consists solely of an automobile allowance.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of options ("Options") to purchase Class A Common Stock under the Stock Option Plan to the Named Executive Officer during the fiscal year ended December 31, 1999.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                 NUMBER OF      % OF TOTAL                                       ANNUAL RATE OF STOCK
                                SECURITIES        OPTIONS                                          APPRECIATION FOR
                                UNDERLYING      GRANTED TO       EXERCISE                           OPTION TERM(2)
                                  OPTIONS        EMPLOYEES         PRICE       EXPIRATION    -------------------------------
           NAME                 GRANTED(#)    IN FISCAL YEAR     ($/SH)(1)        DATE             5%              10%
           ----                 ----------    --------------     ---------     ----------    --------------- ---------------
    Stewart Wang, CEO             58,000             6.31%         (3)            2009           $90,778         $219,067

---------------

(1) The exercise price was market value of the Common Stock on the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.

(3) Options to purchase 20,000 shares are exercisable at $1.62 and options to purchase 38,000 shares are exercisable at $1.37.

                   OPTION EXERCISES AND FISCAL YEAR END VALUE

     The following table sets forth with respect to the Named Executive Officer information with respect to options exercised, unexercised options and year-end option values with respect to options to purchase shares of Class A Common Stock.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING                   VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT             IN THE MONEY OPTIONS
                              SHARES           VALUE           DECEMBER 31, 1999(#)            AT DECEMBER 31, 1999 (1)
                            ACQUIRED ON      REALIZED     -----------------------------     ---------------------------
        NAME                EXERCISE(#)         ($)         EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
        ----               ------------      --------     -------------- --------------     -------------- --------------
  Stewart Wang, CEO             --              --            66,500         58,000                  --        $24,000

---------------

(1) Represents the difference between the last reported sale price of the Common Stock on December 31, 1999 and the exercise price of the option multiplied by the applicable number of shares.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $1,500 for attending the Annual Board of Directors meeting. The Company pays all out-of-pocket fees associated with the Directors attendance. In addition, non-employee directors receive an annual grant of 5,000 non-statutory stock options under the Company's 1995 Stock Incentive Plan (the "1995 Plan"), exercisable at the fair market value of the Company's Class A Common Stock on the date of grant, and which vest 1/3 upon each anniversary thereafter.

EMPLOYMENT CONTRACT

     Mr. Wang's employment agreement expired December 31, 1997. As of the date of this Report, the Company and Mr. Wang have not entered into a new agreement and they do not anticipate doing so. Mr. Wang and the other executive officers are appointed by and serve at the discretion of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1999, the Company had sales of approximately $23,000 to a company controlled by Winston Gu, a director of the Company. All of these sales were of discrete electronic component products carried by the Company in inventory and the Company considers these sales to be in the normal course of business and on an arm's length basis. The Company expects that such sales may continue in the future.

     During the year ended December 31, 1999, the Company purchased printing and related services of approximately $26,000 from a company in which Mr. Ku, Mr. Wang and Mr. Gu are affiliated. All of these purchases were for printing of catalogs and other materials that the Company considers to be in the normal course of business and on an arm's length basis.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee has the responsibility to determine and administer the Company's executive compensation programs and make appropriate recommendations concerning matters of executive compensation. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation for fiscal 1999.

     COMPENSATION PHILOSOPHY. At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant portion of potential compensation should consist of variable, performance-based components, such as stock options and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to the enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's executive officers. In implementing the Company's executive compensation objectives, the Committee has designed an executive compensation program consisting of base salary, annual incentive compensation, stock options and other employment benefits.

     The Committee seeks to maintain levels of compensation that are competitive with similar companies in the Company's industry. To that end, the Committee reviews proxy data and other compensation data relating to companies within the Company's industry. In addition, from time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     BASE SALARY. The base salary of the executive officers represents the fixed component of their compensation program. The Company's philosophy regarding base salaries is to maintain salaries for the aggregate group of executive officers at levels the Committee believes to be near the industry average. Periodic increases in base salary relate to individual contributions to the Company's performance.

     ANNUAL INCENTIVE COMPENSATION. The Company's executive officers are eligible for annual incentive compensation consisting primarily of cash bonuses based on the attainment of corporate earnings. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also affects pay. The Committee considers such corporate performance measures as net income, basic earnings per common share, return on average common stockholders' equity, sales growth and expense management in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects and demonstrated leadership ability.

     STOCK OPTIONS. The Committee strongly believes that the Company's compensation program should provide employees with an opportunity to increase their equity ownership and potentially gain financially from Class A Common Stock price increases. By this approach, the best interests of shareholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Class A Common Stock of the Company at a specified price in the future. The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Committee's compensation strategy and business needs of the Company by achieving increased value for shareholders and retaining key employees.

     The Company recommended to the Board of Directors the granting of 375,400 options to purchase the company's Class A Common Stock during the 1999 fiscal year. In approving grants and awards under the Plan, the quantitative and qualitative factors and industry comparisons outlined above are considered. The number of options previously awarded to and held by executive officers was an important factor in determining the size of current option grants.

     OTHER EMPLOYMENT BENEFITS. The Company provides a cafeteria plan to cover health and welfare benefits to executives and all employees similar to those provided by similar companies in the Company's industry. The Company also provides a 401(k) plan in which all employees are eligible.

     CHIEF EXECUTIVE OFFICER COMPENSATION. With respect to Mr. Wang, the Company's Chief Executive Officer, the Compensation Committee established an annual base salary of $183,791 for him. In determining the appropriate compensation figure for Mr. Wang, the Compensation Committee considered a variety of factors, including a comparison of Mr. Wang's compensation at his level of experience with the executive compensation paid in similar industry groups to executives with comparable levels of experience.

                                                    COMPENSATION COMMITTEE

                                                    Richard Chiang
                                                    Winston Gu
                                                    Felix Sung

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                             STOCK PERFORMANCE GRAPH

     The following performance table compares the cumulative total return for the period from April 19, 1995 through December 31, 1999, from an investment of $100 in (i) the Company's Class A Common Stock, (ii) the NASDAQ US Companies index, (iii) the Peer Group of companies. For each group an initial investment of $100 is assumed on April 19, 1995 (the date of the Company's initial public offering). The total return calculation assumes reinvestment of all dividends for the indices. The Company did not pay dividends on its Class A Common Stock during the time frame set forth below:


                                    [GRAPH]


     The data points depicted on the graph are as follows:

----------------------------------------------------------------------------------------------------------------------------
                 DATE                           THE COMPANY              NASDAQ US COMPANIES            PEER GROUP (2)
----------------------------------------------------------------------------------------------------------------------------
          April 19, 1995 (1)                      $ 100.00                      $100.00                    $100.00
----------------------------------------------------------------------------------------------------------------------------
          December 31, 1995                       $ 150.00                      $129.80                    $124.03
----------------------------------------------------------------------------------------------------------------------------
          December 31, 1996                       $  45.24                      $159.65                    $125.24
----------------------------------------------------------------------------------------------------------------------------
          December 31, 1997                       $  52.38                      $195.95                    $125.69
----------------------------------------------------------------------------------------------------------------------------
          December 31, 1998                       $  29.14                      $275.60                    $ 93.10
----------------------------------------------------------------------------------------------------------------------------
          December 31, 1999                       $  34.96                      $512.34                    $149.41
----------------------------------------------------------------------------------------------------------------------------

(1) The 1995 data begins April 19, 1995, the date of the Company's initial public offering.
(2) The Peer Group consists of the following electronic and industrial distribution companies:

          All American Semiconductor, Inc.          Jaco Electronics, Inc.
          Arrow Electronics, Inc.                   Reptron Electronics, Inc.
          Avnet, Inc.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 31, 2000, certain information regarding the ownership of the Company's Common Stock by (i) each person (including any group) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of Common Stock owned by such person. Unless otherwise indicated, the address of each person shown is c/o the Company, 25202 Anza Dr., Santa Clarita, California 91355.

                                             CLASS A COMMON STOCK (1)      CLASS B COMMON STOCK (1)             % OF VOTE
                                          -----------------------------  ------------------------------       OF ALL CLASSES
NAME AND ADDRESS OF BENEFICIAL OWNER      NUMBER OF SHARES   % OF CLASS  NUMBER OF SHARES    % OF CLASS     OF COMMON STOCK (1)
------------------------------------      ----------------   ----------  ----------------    ----------     -------------------
Stewart Wang                                 849,145(2)        16.76%        762,612          100%                60.78%(3)
Tzu Sheng Ku                               1,227,574(4)        24.24%                                              9.67%
FMR Corporation                              544,900(7)        10.76%                                              4.29%
     82 Devonshire Street
     Boston,  MA 02109
Richard Chiang                               288,861(5)         5.70%                                              2.28%
Winston Gu                                   103,257(5)         2.04%                                                *
Felix Sung                                    40,894(5)           *                                                  *
All directors and executive officers
    as a group (12 persons)                3,012,836(6)        59.48%        762,612          100%               77.82%(3)

*  Less than 1.0%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

(2) Includes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang, 700 shares of Class A Common Stock owned by Mr. Wang's wife and 85,833 shares of Class A Common Stock underlying options that are or will within 60 days of the date hereof, be exercisable.

(3) Excludes 762,612 shares of Class A Common Stock issuable upon conversion of the 762,612 shares of Class B Common Stock owned by Mr. Wang.

(4) Includes 81,962 shares of Class A Common Stock owned by Mr. Ku's wife and 178,180 shares of Class A Common Stock owned by Mr. Ku's four minor children as to which Mr. Ku exercises sole voting control and includes 14,167 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.

(5) Includes 14,167 shares of underlying options that are, or will within 60 days of the date hereof, be exercisable.

(6)  Includes the shares of Class A Common Stock referred to in footnotes (2),
     (4) and (5) above.

(7) FMR Corporation filed a Form 13G/A on February 14, 2000, claiming beneficial ownership of 544,900 shares of Class A Common Stock.

                                    AUDITORS

     Grant Thornton LLP, independent certified public accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended December 31, 1998 and 1999. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from shareholders.

     The Company filed on Form 8-K, dated December 2, 1998, reporting a change of the Company's accountants. KPMG, LLP (formerly known as KPMG Peat Marwick
LLP) ("KPMG") was previously the principal accountants for the Company. On December 2, 1998, KPMG was dismissed by the Company as principal accountants and Grant Thornton LLP was engaged as principal accountants to audit the accounts of the company for the year ending December 31, 1998. The decision to change accountants was approved by the Company's Audit Committee and the Board of Directors.

     During the fiscal years ended December 31, 1997 and 1996 through the date of this Report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which disagreement, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the matter of such disagreement in connection with the Form 8-K, dated December 2, 1998. The accountant's report for the fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     KPMG furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the above statements. A copy of that letter was filed as Exhibit 16 to the Form 8-K, dated December 2, 1998.

                            PROPOSALS OF SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at the Company's 2001 Annual Meeting and received at the Company's executive offices no later than December 15, 2000, will be included in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                    EXPENSES

     The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the year ended December 31, 1999 is being mailed to Shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                               REPORT ON FORM 10-K

     THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO TAITRON COMPONENTS INCORPORATED, 25202 ANZA DR., SANTA CLARITA CALIFORNIA, 91355, ATTENTION: CHIEF FINANCIAL OFFICER.

                                            ON BEHALF OF THE BOARD OF DIRECTORS





                                            STEWART WANG
                                            CEO AND PRESIDENT


25202 Anza Dr.
Santa Clarita, California, 91355
(661) 257-6060
April 22, 2000

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS
                         TAITRON COMPONENTS INCORPORATED


                                  May 19, 2000



                 Please Detach and Mail in the Envelope Provided

         Please mark your
A / X /  votes as in this
         example.


                                  WITHHOLD           The Board of Directors
                            AUTHORITY TO VOTE FOR    recommends a WITH vote on
                               THE NOMINEES          Proposal 1.
                              LISTED AT RIGHT
                     WITH
1.  ELECTION OF                                Nominees: Tzu Sheng (Johnson) Ku
    DIRECTORS, as   /   /         /   /                  Stewart Wang
    provided in the                                      Richard Chiang
    Company's Proxy Statement:                           Craig Miller
                                                         Felix M. Sung

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR THE
NOMINEES, LINE THROUGH OR OTHERWISE STRIKE OUT
SAME AT RIGHT.)


                Please indicate by checking this box if you anticipate    /   /
                                          attending the Annual Meeting


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF TAITRON COMPONENTS INCORPORATED

     The undersigned revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the Directors named and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 22, 2000 relating to the Meeting.

Signature(s) of Shareholders(s):
                                 --------------------------------------

Signature(s) of Shareholder(s):                          Dated          , 2000
                                -----------------------        ---------

NOTE: The signature(s) hereon should correspond exactly with the names(s) of the Shareholder(s) appearing on the Share Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

                         TAITRON COMPONENTS INCORPORATED

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


     The undersigned, a Shareholder of TAITRON COMPONENTS INCORPORATED, a California corporation (the "Company"), hereby appoints STEWART WANG and STEVEN
H. DONG, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 19, 2000 and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows:


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)